Exhibit 99.1

FOR IMMEDIATE RELEASE

A. SCHULMAN OFFERS TO ACQUIRE FERRO CORPORATION

•	$6.50 per share to be paid half in cash and half in shares of A. Schulman common stock

•	Offer represents an estimated total enterprise value of $855 million including equity value of $563 million

•	Offer represents a 25 percent premium over the closing price as of March 1, 2013 of Ferro common stock and a 32 percent premium over volume-weighted average trading price over previous 60 days

•	Transaction expected to be accretive the first year following the acquisition

AKRON, Ohio - March 4, 2013 - A. Schulman, Inc. (Nasdaq-GS: SHLM) announced today that it has made a proposal to the Board of Directors of Ferro Corporation (NYSE: FOE) to acquire all of the outstanding shares of Ferro common stock for per-share consideration of $6.50, representing an estimated total enterprise value of approximately $855 million including total indebtedness. The offer represents a 25 percent premium over the closing price of Ferro common stock on March 1, 2013, and a 32 percent premium over the volume-weighted average trading price over the preceding 60-day period.

The Company said its proposed offer price of $6.50 per share includes an immediate cash payment of $3.25 for each Ferro share outstanding and $3.25 worth of A. Schulman common stock. When cost savings and synergies are fully implemented, A. Schulman estimates annual savings of $35 million over and above the previously announced Ferro targets. Based on these additional savings, A. Schulman believes that its offer presents the opportunity for significant future value to Ferro shareholders through the equity portion of the consideration. A. Schulman stated that its offer was based upon publicly available information about Ferro, which reported sales of approximately $1.2 billion through the first nine months of its fiscal year ended December 31, 2012. However, with greater visibility into Ferro's businesses, A. Schulman expects its offer could be adjusted subject to customary due diligence.

A. Schulman expressed its “strong intent” in pursuing the combination in a letter to Ferro on February 13, 2013. Ferro's Board rejected A. Schulman's offer and expressed their belief that the company should remain independent. A. Schulman first contacted Ferro in November 2012.

“A. Schulman and Ferro are both recognized leaders in specialty chemicals with value-added product lines, similar business models, complementary competencies, markets and applications,” said Joseph M. Gingo, Chairman, President and Chief Executive Officer of A. Schulman. “We believe our combination will deliver superior value to our respective shareholders and offer better value to customers, and we would welcome the opportunity to engage in a mutually beneficial dialogue with Ferro's Board and management.”

Gingo added, “A. Schulman has demonstrated a proven ability to execute reorganization, growth and acquisitions. Ferro's business units align with A. Schulman's core competencies with the exception of Pharmaceuticals, which is not strategic to us. We see substantial synergies and both geographic and market growth opportunities resulting from this compelling combination, which we would hope to be a consensual transaction.”

A. Schulman Financial Strength to Propel Accelerated Growth, Value Creation
“We have tremendous respect for Ferro and its people,” said Gingo. “However, cash flow is required not only for the restructuring efforts already publicly identified by Ferro, but also for growth, the capacity to be opportunistic in the marketplace, and the ability to create value for shareholders.”

Over the past five years, A. Schulman has generated more than $400 million in free cash flow. By comparison, Ferro has generated approximately $60 million during that same period.

Gingo added, “A. Schulman's ability to generate strong free cash flow and its successful track record of integrating acquisitions and recognizing synergies ahead of schedule will help to accelerate and improve Ferro's value creation timeline. We also believe that incorporating Ferro's products and technologies into our corporate growth strategies, which focus on adjacent markets, new products and technologies, and cross-selling will provide a powerful platform to enable profitable and sustainable growth and ensure long-term, enhanced shareholder value.”

Since adopting a strategy in 2008 to move to higher-margin businesses and exit low-margin businesses, A. Schulman has successfully executed consolidations, restructurings and acquisition synergies that have been beneficial to the Company over the past five years. For example, with the 2010 acquisition of ICO, Inc., the Company achieved $15 million of synergies one year ahead of schedule.

Gingo estimated that the acquisition of Ferro would provide annual synergies of $35 million - including consolidation of corporate offices, integration of the plastics business, pricing and sourcing efficiencies, cross selling and value selling - in addition to Ferro's previously announced projected savings of $50 million.

“In addition to the near-term synergies and potential restructuring efficiencies, the long-term benefits to A. Schulman and Ferro shareholders include substantially enhanced returns on invested capital and further growth in higher-margin business segments and global markets. We expect the proposed transaction to be accretive in the first year following the acquisition.

“Accordingly, we request the Ferro Board reconsider their expressed position to remain independent. We also encourage Ferro shareholders to communicate with their Board, and ask them to re-examine their decision regarding our offer. We believe that our offer will bring attractive and timely value creation to both Ferro and A. Schulman shareholders,” stated Gingo.

Additional Transaction Background
The Company has posted presentation materials on this topic, portions of which may be used during meetings, in the Investors section of its website at www.aschulman.com.

About A. Schulman, Inc.
A. Schulman, Inc. is a leading international supplier of high-performance plastic compounds and resins headquartered in Akron, Ohio. Since 1928, the Company has been providing innovative solutions to meet its customers' demanding requirements. The Company's customers span a wide range of markets such as packaging, mobility, building & construction, electronics & electrical, agriculture, personal care & hygiene, sports, leisure & home, custom services and others. The Company employs approximately 3,300 people and has 34 manufacturing facilities globally. A. Schulman reported net sales of $2.1 billion for the fiscal year ended August 31, 2012. Additional information about A. Schulman can be found at www.aschulman.com.

About Ferro Corporation
Ferro Corporation is a leading global supplier of technology-based performance materials for manufacturers. Its materials enhance the performance of products in a variety of end markets, including building and construction, automotive, appliances, electronics, household furnishings, pharmaceuticals, and industrial products. Headquartered in Mayfield Heights, Ohio, the Company has approximately 4,950 employees globally and reported 2011 sales of $2.2 billion.

Additional Information
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Any such offer or solicitation would only be made pursuant to the filing of one or more registration statements or proxy statements with the U.S. Securities and Exchange Commission. Such registration statement or proxy statement/prospectus will be sent or given to shareholders of Ferro pursuant to applicable federal and state law. FERRO SHAREHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus will be sent or given to shareholders of Ferro. When available, investors and security holders also will be able to obtain the documents free of charge at the SEC's website, www.sec.gov, or from A. Schulman, Inc. at its website, www.aschulman.com.

A. Schulman and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitations in respect of the proposed transaction. Information concerning Schulman’s directors and management is available in its Annual Report on Form 10-K for the year ended August 31, 2012, which was filed with the SEC on October 24, 2012, and its proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on November 8, 2012. Other information regarding participants in the solicitations and a description of their direct and indirect interests, by security holding or otherwise, will be contained in the proxy statement/prospectus and/or other relevant materials to be filed with the SEC when they become available.

Use of Non-GAAP Financial Measures
This release includes certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures include: net income per diluted share excluding certain items and free cash flow. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures, and tables included in this release reconcile each non-GAAP financial measure with the most directly comparable GAAP financial measure. The most directly comparable GAAP financial measures for these purposes are net income per diluted share and net cash provided from (used in) operating activities. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

The Company uses these non-GAAP financial measures to make decisions, assess performance and allocate resources, and the Company believes that these non-GAAP financial measures are useful to investors for financial analysis.

While the Company believes that these non-GAAP financial measures provide useful supplemental information to investors, there are very significant limitations associated with their use. These non-GAAP financial measures are not prepared in accordance with GAAP, may not be reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Cautionary Note on Forward-Looking Statements
A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and relate to future events and expectations. Forward-looking statements contain such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company's future financial performance, include, but are not limited to, the following:

•
worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company’s major product markets or countries where the Company has operations;

•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

•	competitive factors, including intense price competition;

•	fluctuations in the value of currencies in major areas where the Company operates;

•
volatility of prices and availability of the supply of energy and raw materials that are critical to the manufacture of the Company’s products, particularly plastic resins derived from oil and natural gas;

•	changes in customer demand and requirements;

•
effectiveness of the Company to achieve the level of cost savings, productivity improvements, growth and other benefits anticipated from acquisitions, joint ventures and restructuring initiatives; including any proposed combination with Ferro Corporation;

•	escalation in the cost of providing employee health care;

•	uncertainties regarding the resolution of pending and future litigation and other claims;

•	the performance of the global automotive market; and

•	further adverse changes in economic or industry conditions, including global supply and demand conditions and prices for products.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risk factors that could affect the Company's performance are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2012. In addition, risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company's business, financial condition and results of operations.

SHLM_ALL

Contact information:
Investor Inquiries:
Jennifer K. Beeman
Director of Corporate Communications & Investor Relations
A. Schulman, Inc.
Tel: 330-668-7346
email: Jennifer_Beeman@us.aschulman.com

Christopher M. Hayden
Senior Managing Director
Georgeson Inc.
Tel: 212-440-9850

Media Inquiries:
Amy McGahan
Tel: 216-346-7716

Reconciliation of GAAP to Non-GAAP Financial Measures
Net Income Per Diluted Share Excluding Certain Items
Source: SEC filings and FOE Investor Relations website

A. SCHULMAN, INC.

	Year Ended August 31,
	2012	2011	2010	2009	2008	2007
	Unaudited
Earnings (loss) per share of common stock
attributable to A. Schulman, Inc. - Diluted:
GAAP, as reported	$1.72	$1.32	$1.57	$(0.11)	$0.66	$0.80
Certain items, net of tax
Asset write-downs	0.09	0.26	0.21	0.53	0.43	0.04
Costs related to acquisition	0.04	0.04	0.24	—	—	0.02
Restructuring related	0.23	0.23	0.15	0.21	0.10	0.06
Inventory step-up	0.02	0.01	0.10	—	—	—
Tax benefits (charges)	(0.03)	—	(0.55)	—	—	—
Other reconciling items	—	—	—	—	0.16	(0.05)
Rounding	(0.01)	—	—	0.01	0.01	—
Non-GAAP diluted EPS	$2.06	$1.86	$1.72	$0.64	$1.36	$0.87

FERRO CORPORATION AND SUBSIDIARIES

	Nine Months Ended September 30,	Year Ended December 31,
	2012	2011	2010	2009	2008	2007
	Unaudited
Earnings (loss) per share of common stock
attributable to Ferro Corporation - Diluted:
GAAP, as reported	$(3.60)	$0.36	$0.06	$(0.86)	$(0.95)	$(2.23)
Certain items, net of tax
Asset write-downs	0.60	0.09	0.05	—	0.50	0.54
Goodwill impairment	1.70	0.04	—	0.16	1.35	2.46
Restructuring related	—	0.17	0.69	0.22	0.60	0.39
Loss on extinguishment of debt	—	—	0.27	—	—	—
Amortization of fees related to credit facilities	—	—	—	0.06	—	—
Other reconciling items (1)	1.45	0.05	0.02	0.31	(0.53)	(0.33)
Rounding	—	—	(0.01)	0.01	—	—
Non-GAAP diluted EPS	$0.15	$0.71	$1.08	$(0.10)	$0.97	$0.83

(1) Other reconciling items includes the tax impact of the items listed above as well as various other items not separately disclosed in prior filings.

Reconciliation of GAAP to Non-GAAP Financial Measures
Free Cash Flow
Source: SEC Filings

A. SCHULMAN, INC.

	Year Ended August 31,
	2012	2011	2010	2009	2008	2007
	Unaudited
	(In thousands)

Net cash provided from (used in) operating activities	$99,497	$68,946	$4,443	$181,497	$155,785	$64,897

Expenditures for property, plant and equipment	(34,003)	(26,359)	(18,977)	(24,787)	(26,070)	(29,379)

Free cash flow	$65,494	$42,587	$(14,534)	$156,710	$129,715	$35,518

FERRO CORPORATION AND SUBSIDIARIES

	Nine Months Ended September 30,	Year Ended December 31,
	2012	2011	2010	2009	2008	2007
	Unaudited
	(In thousands)

Net cash provided from (used in) operating activities	$19,536	$53,233	$198,865	$2,151	$(9,096)	$144,579

Expenditures for property, plant and equipment	(46,245)	(72,713)	(44,737)	(43,260)	(76,468)	(67,634)

Free cash flow	$(26,709)	$(19,480)	$154,128	$(41,109)	$(85,564)	$76,945